CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS FOURTH QUARTER NET INCOME OF
$3.5 MILLION; LOANS GROW 6% AND DEPOSITS UP 8%

January 25, 2013 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported financial results for the fourth quarter and full year of 2012. The Company recorded net income of $3.5 million, or $0.24 per common share, for the fourth quarter of 2012 compared to net income of $2.5 million, or $0.18 per common share, for the fourth quarter of 2011. Net income for the full year 2012 totaled $10.9 million, or $0.77 per common share, compared to $289,000, or $0.02 per common share for 2011. The Company also reported net loan growth of $88.5 million, or 6%, and an increase in total deposits of $159.7 million, or 8%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Year Ended
			%			%
	12/31/12	12/31/11	Increase	12/31/12	12/31/11	Increase
Total assets	$2,634.9	$2,421.2	9%

Total deposits	2,231.3	2,071.6	8%

Total loans (net)	1,503.5	1,415.0	6%

Total revenues	$29.6	$28.5	4%	$117.1	$113.5	3%

Net income	3.5	2.5	39%	10.9	0.3	3,670%

Diluted net income per common share	$0.24	$0.18	33%	$0.77	$0.02	3,750%

“We are pleased with our fourth quarter results as we were able to achieve our highest quarterly net income results in 4.5 years. Our 2012 performance reflects our continued effort to drive our growth in loans and deposits and returning the Company to profitability. Asset quality continues to improve as shown through the decrease in the level of nonperforming assets,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

Highlights for the Quarter and Year Ended December 31, 2012

•
The Company recorded net income of $3.5 million, or $0.24 per common share, for the fourth quarter of 2012 compared to net income of $2.5 million, or $0.18 per common share, for the same period one year ago.

•	Net income for the full year 2012 totaled $10.9 million, or $0.77 per common share, up $10.6 million, or $0.75 per common share, over the results for 2011.

•
Total revenues for the fourth quarter of 2012 were $29.6 million, up $1.2 million, or 4%, over total revenues of $28.4 million for the same quarter one year ago. Total revenues for 2012 increased by $3.6 million, or 3%, over 2011.

•
The Company's net interest margin on a fully-taxable basis for the fourth quarter of 2012 was 3.71%, compared to 3.85% recorded in the third quarter of 2012 and compared to 3.82% for the fourth quarter of 2011. The Company's deposit cost of funds for the fourth quarter was 0.32%, down from 0.35% for the previous quarter and compared to 0.50% for the same period one year ago.

•
Noninterest expenses for the fourth quarter 2012 were $22.5 million, down $567,000 compared to the previous quarter and up $755,000, or 3%, over the same quarter last year. Noninterest expenses for 2012 were down $2.9 million, or 3%, from 2011, as the Company was able to significantly reduce expenses in several categories.

•	Total deposits increased to $2.23 billion, up $159.7 million, or 8%, over the past twelve months.

•	Core deposits (all deposits excluding public fund time deposits) grew $148.0 million, or 7%, over fourth quarter 2011.

•	Net loans grew $24.1 million, or 2%, on a linked quarter basis to $1.50 billion and were up $88.5 million, or 6%, over the past twelve months.

•
Our allowance for loan losses totaled $25.3 million, or 1.65%, of total loans at December 31, 2012 as compared to $21.6 million, or 1.50%, of total loans at December 31, 2011. During the past twelve months the nonperforming loan coverage ratio has increased from 62% to 77%.

•	Nonperforming assets were 1.33% of total assets at December 31, 2012 compared to 1.73% of total assets one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 15.22%, a Tier 1 Leverage ratio of 9.61% and a tangible common equity to tangible assets ratio of 8.90%.

•
Stockholders' equity increased by $15.4 million, or 7%, over the past twelve months to $235.4 million. At December 31, 2012, the Company's book value per share was $16.58. The market price of Metro common stock increased 58% throughout 2012 from $8.38 per share to $13.22 per share.

Income Statement

	Three months ended December 31,			Year ended December 31,
(dollars in thousands, except per share data)	2012	2011	% Change	2012	2011	% Change
Total revenues	$29,639	$28,452	4%	$117,052	$113,451	3%
Total noninterest expenses	22,486	21,731	3	91,144	94,014	(3)
Net income	3,456	2,483	39	10,894	289	3,670
Diluted net income per share	$0.24	$0.18	33%	$0.77	$0.02	3,750%

The Company recorded net income of $3.5 million, or $0.24 per common share, for the fourth quarter of 2012 compared to net income of $2.5 million, or $0.18 per common share, for the fourth quarter of 2011. Net income totaled $10.9 million, or $0.77 per common share, for the year ended December 31, 2012 as compared to net income of $289,000, or $0.02 per common share, for 2011.

Total revenues (net interest income plus noninterest income) for the fourth quarter of 2012 were $29.6 million, up $1.2 million, or 4%, over the fourth quarter of 2011. Noninterest expenses for the quarter totaled $22.5 million, up $755,000, or 3%, compared to the same period in 2011. On linked quarter basis, total revenues were up $713,000, or 2%, while total noninterest expenses decreased by $567,000, or 2%.

Total revenues for the year ended December 31, 2012 were $117.1 million, up $3.6 million, or 3%, over total revenues for 2011. Total noninterest expenses for the year ended December 31, 2012 were $91.1 million, down $2.9 million, or 3%, from last year.

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2012 totaled $21.8 million, up $444,000, or 2%, over the $21.4 million recorded in the fourth quarter of 2011. Net interest income for the year ended December 31, 2012 totaled $87.2 million, an increase of $4.2 million, or 5%, over the $83.0 million recorded for 2011.

Average interest earning assets for the fourth quarter of 2012 totaled $2.38 billion versus $2.29 billion for the previous quarter and were up $120.6 million, or 5%, over the fourth quarter of 2011. Average interest bearing deposits totaled $1.74 billion for the fourth quarter of 2012, up $72.0 million, or 4%, over the same period of 2011. Average noninterest bearing deposits for the quarter were $448.8 million, up $70.9 million, or 19%, over the fourth quarter last year. Total interest expense for the quarter was down $1.1 million, or 32%, from the fourth quarter of 2011 as a result of a 22 basis points ("bps") reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the fourth quarter of 2012 was 3.62%, down 13 bps from the 3.75% recorded for the previous quarter and down 11 bps from the fourth quarter one year ago. The net interest margin on a fully-taxable basis for the fourth quarter of 2012 was 3.71%, down 14 bps from the previous quarter and down 11 bps compared to 3.82% for the fourth quarter of 2011.

The Bank's deposit cost of funds for the fourth quarter of 2012 was 0.32%, down from 0.35% the previous quarter, and down 18 bps from 0.50% recorded in the fourth quarter one year ago.

The Company's net interest margin was 3.74% for the year ended December 31, 2012 compared to 3.73% for the same period in 2011. On a fully-taxable equivalent basis, the net interest margin was 3.83% for the full year 2012 compared to 3.82% for 2011.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for both the fourth quarter and for the full year 2012 over the same periods of 2011 was primarily due to an increase in the level of interest-earning assets. Lower yields on interest-earning assets in 2012 versus 2011 were partially offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2012 vs. 2011	Volume Change	Rate Change	Total Increase	% Increase
4th Quarter	$1,468	$(946)	$522	2%
Year to Date	$5,280	$(957)	$4,323	5%

Noninterest Income

Noninterest income for the fourth quarter of 2012 totaled $7.8 million, up $743,000, or 11%, over $7.1 million recorded in the fourth quarter one year ago.

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Service charges, fees and other income	$7,586	$6,915	10%	$28,372	$27,773	2%
Gains on sales of loans	267	231	16	1,220	2,728	(55)
Net gains on sales of securities	92	—	—	1,051	350	200
Credit impairment losses on investment securities	—	(9)	-	(649)	(324)	100
Debt prepayment charge	(140)	(75)	87%	(140)	(75)	87%
Total noninterest income	$7,805	$7,062	11%	$29,854	$30,452	(2)%

Service charges, fees and other income increased by $671,000, or 10%, over the fourth quarter of 2011. Gains on the sale of loans totaled $267,000 for the fourth quarter of 2012 versus $231,000 for the same period in 2011. The Company recorded a $140,000 charge during the fourth quarter to repurchase and retire $8.0 million of 10% fixed rate Trust Capital Securities which had been issued in September 2001. The impact on fourth quarter results of this one-time charge was basically offset by a lower level of interest expense as a result of the transaction. Going forward, this repurchase will save the Company $800,000 of interest expense annually, on a pre-tax basis.

Noninterest income for the year ended December 31, 2012 totaled $29.9 million, down $598,000, or 2%, from 2011. Service charges, fees and other income increased by $599,000, or 2%, for all of 2012 over 2011. Gains on the sales of loans totaled $1.2 million for the year ended 2012 compared to $2.7 million over 2011. Metro did not record any gains on the sale of SBA loans during 2012 compared to $1.9 million of gains on such sales recorded throughout 2011.

Noninterest Expenses

Noninterest expenses for the fourth quarter of 2012 were $22.5 million, down $567,000, or 2%, on a linked quarter basis and up $755,000, or 3%, compared to $21.7 million recorded in the fourth quarter one year ago. Noninterest expenses for the year 2012, totaled $91.1 million, down $2.9 million, or 3%, from $94.0 million recorded in 2011.

The breakdown of noninterest expenses for the fourth quarter and for the year ended December 31, 2012 and 2011, respectively, are shown in the following table:

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Salaries and employee benefits	$10,516	$9,572	10%	$41,241	$40,318	2%
Occupancy and equipment	3,379	3,551	(5)	13,281	14,620	(9)
Advertising and marketing	623	776	(20)	1,870	2,016	(7)
Data processing	3,707	3,719	—	13,590	14,211	(4)
Regulatory assessments and related costs	541	782	(31)	4,063	3,638	12
Foreclosed real estate	(208)	230	(190)	1,335	2,275	(41)
Other expenses	3,928	3,101	27	15,764	16,936	(7)
Total noninterest expenses	$22,486	$21,731	3%	$91,144	$94,014	(3)%

The increase in salaries and employee benefits for the fourth quarter of 2012 over the same period of 2011 is a result of higher costs associated with employee health care and other benefit plans. The increase in the other expenses line item was primarily the result of higher costs associated with problem loan workouts, Pennsylvania Shares Tax Expenses and the write-off of a discontinued potential new branch site. There were also higher levels of expenses in several smaller line items included in this category for the fourth quarter of 2012 over the same period of 2011. The Company experienced a lower level of expenses in each of the remaining categories presented in the table above for the fourth quarter of 2012 compared to the same period in 2011.

Balance Sheet

	As of December 31,
(dollars in thousands)	2012	2011	% Increase
Total assets	$2,634,875	$2,421,219	9%

Total loans (net)	1,503,515	1,415,048	6%

Total deposits	2,231,291	2,071,574	8%

Total core deposits	2,176,376	2,028,338	7%

Total stockholders' equity	235,387	220,020	7%

Deposits

The Company's deposit balances continued to grow with total deposits at December 31, 2012 reaching $2.23 billion, a $159.7 million, or 8%, increase over total deposits of $2.07 billion one year ago. Core deposits also increased 7% over the past twelve months by $148.0 million to $2.18 billion.

Core Deposits

Change in core deposits by type of account is as follows:

	As of December 31,
(dollars in thousands)	2012	2011	% Change	4th Quarter 2012 Cost of Funds
Demand noninterest-bearing	$455,000	$397,251	15%	0.00%
Demand interest-bearing	1,133,765	1,038,760	9	0.31
Savings	444,976	406,896	9	0.33
Subtotal	2,033,741	1,842,907	10	0.25
Time	142,635	185,431	(23)	1.36
Total core deposits	$2,176,376	$2,028,338	7%	0.32%

Total core demand noninterest bearing deposits increased by $57.7 million, or 15%, over the past twelve months to $455.0 million while core interest-bearing demand deposits grew by $95.0 million, or 9%. Likewise, core saving deposits increased by $38.1 million, or 9%, over the same period. Total core demand and savings deposit growth over the past twelve months was $190.8 million, or 10%. The cost of core deposits, excluding time deposits, during the fourth quarter of 2012 was 0.25% compared to 0.27% for the previous quarter and down 10 bps from the fourth quarter one year ago. The cost of total core deposits for the fourth quarter of 2012 was 0.32%, down 3 bps on a linked quarter basis and down 18 basis points from the same period in 2011.

Change in core deposits by type of customer is as follows:

	December 31,	% of	December 31,	% of	%
(dollars in thousands)	2012	Total	2011	Total	Increase
Consumer	$950,383	44%	$949,094	47%	—%
Commercial	681,882	31	587,123	29	16
Government	544,111	25	492,121	24	11
Total	$2,176,376	100%	$2,028,338	100%	7%

Total consumer core deposits increased by $1.3 million and total commercial core deposits grew by $94.8 million, or 16%, during the past 12 months while government deposits increased by $52.0 million, or 11%. On a linked quarter basis, total consumer core deposits increased by $8.0 million and core commercial deposits grew by $13.7 million, while core government deposits decreased by $30.7 million.

Lending

Gross loans totaled $1.53 billion at December 31, 2012, an increase of $92.1 million, or 6%, compared to December 31, 2011. On a linked quarter basis, total gross loans increased by $23.8 million, or 2%. The composition of the Company's loan portfolio at December 31, 2012 and December 31, 2011 was as follows:

(dollars in thousands)	December 31, 2012	% of Total	December 31, 2011	% of Total	$ Change	% Change
Commercial and industrial	$376,988	25%	$321,988	22%	$55,000	17%
Commercial tax-exempt	92,202	6	81,532	6	10,670	13
Owner occupied real estate	268,372	17	279,372	20	(11,000)	(4)
Commercial construction and land development	100,399	7	103,153	7	(2,754)	(3)
Commercial real estate	394,404	26	364,405	25	29,999	8
Residential	83,899	5	83,940	6	(41)	—
Consumer	212,533	14	202,278	14	10,255	5
Gross loans	$1,528,797	100%	$1,436,668	100%	$92,129	6%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Nonperforming assets/total assets	1.33%	1.67%	1.73%
Net loan charge-offs (annualized)/average total loans	0.65%	0.81%	1.39%
Loan loss allowance/total loans	1.65%	1.70%	1.50%
Nonperforming loan coverage	77%	68%	62%
Nonperforming assets/capital and reserves	13%	16%	17%

Nonperforming assets decreased during the fourth quarter by $7.2 million, or 17%, to $35.1 million, or 1.33%, of total assets at December 31, 2012, from $42.3 million, or 1.67%, of total assets at September 30, 2012, and were down $6.8 million, or 16%, from $41.9 million, or 1.73%, of total assets one year ago. On a linked quarter basis, total nonperforming loans decreased by $5.3 million, or 14%, and total other real estate owned decreased by $1.9 million, or 44%. Accruing restructured loans at December 31, 2012 totaled $19.6 million compared to $20.4 million for the previous quarter-end and to $12.8 million one year ago.

The Company recorded a provision for loan losses of $2.2 million for the fourth quarter of 2012 as compared to $2.5 million for the previous quarter and to $3.4 million recorded in the fourth quarter of 2011. The allowance for loan losses totaled $25.3 million as of December 31, 2012 as compared to $25.6 million at September 30, 2012 and to $21.6 million at December 31, 2011. The allowance represented 1.65% of gross loans outstanding at December 31, 2012, compared to 1.70% at September 30, 2012 and 1.50% at December 31, 2011. The provision for loan losses for the year ended December 31, 2012 totaled $10.1 million, down $10.5 million, or 51%, compared to $20.6 million recorded for 2011.

Total net charge-offs for the fourth quarter of 2012 were $2.5 million, versus $3.1 million for the previous quarter and compared to $5.0 million for the fourth quarter of 2011. Total net charge-offs for the year ended December 31, 2012 were $6.4 million, or 0.44% of average loans outstanding, compared to $20.6 million, or 1.43% of average loans outstanding for 2011.

Investments

At December 31, 2012, the Company's investment portfolio totaled $944.9 million. Detailed below is information regarding the composition and characteristics of the portfolio at December 31, 2012:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$33,761	$178,926	$212,687
Mortgage-backed securities:
Federal government agencies pass through certificates	57,210	23,827	81,037
Agency collateralized mortgage obligations	556,867	49,051	605,918
Corporate debt securities	—	15,000	15,000
Municipal securities	27,271	2,979	30,250
Total	$675,109	$269,783	$944,892
Duration (in years)	3.4	4.5	3.7
Average life (in years)	3.6	5.3	4.1
Quarterly average yield (annualized)	2.38%	2.89%	2.51%

At December 31, 2012, after-tax unrealized gains on the Bank's available for sale portfolio were $7.2 million, as compared to $3.8 million at December 31, 2011.

Capital

Stockholders' equity at December 31, 2012 totaled $235.4 million, an increase of $15.4 million, or 7%, over stockholders' equity of $220.0 million at December 31, 2011. Return on average stockholders' equity (ROE) for the fourth quarters of 2012 and 2011, was 5.89% and 4.48%, respectively.

The Company's capital ratios at December 31, 2012 and 2011 were as follows:

	12/31/2012	12/31/2011	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.61%	9.99%	5.00%
Tier 1	13.97	14.11	6.00
Total capital	15.22	15.36	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At December 31, 2012, the Company's book value per common share was $16.58.

The market price of Metro common stock increased 58% throughout 2012 from $8.38 per share to $13.22 per share.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	the effects of the "fiscal cliff" deal and related tax increases and their effects on economic and business conditions in general and our customers in particular;

•	the effects of the failure of the federal government to reach a deal to raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
(in thousands, except per share amounts)	2012	2012	Change	2011	Change	2012	2011	Change
Income Statement Data:
Net interest income	$21,834	$21,778	—%	$21,390	2%	$87,198	$82,999	5%
Provision for loan losses	2,150	2,500	(14)	3,350	(36)	10,100	20,592	(51)
Noninterest income	7,805	7,148	9	7,062	11	29,854	30,452	(2)
Total revenues	29,639	28,926	2	28,452	4	117,052	113,451	3
Noninterest expenses	22,486	23,053	(2)	21,731	3	91,144	94,014	(3)
Net income	3,456	1,992	73	2,483	39	10,894	289	3,670
Per Common Share Data:
Net income per common share:
Basic	$0.24	$0.14	71%	$0.18	33%	$0.77	$0.02	3,750%
Diluted	0.24	0.14	71	0.18	33	0.77	0.02	3,750

Book Value		$16.33				$16.58	$15.50	7%

Weighted average common shares outstanding:
Basic	14,129	14,129		14,075		14,128	13,919
Diluted	14,129	14,129		14,075		14,128	13,919
Balance Sheet Data:
Total assets	$2,634,875	$2,538,361	4%			$2,634,875	$2,421,219	9%
Loans (net)	1,503,515	1,479,394	2			1,503,515	1,415,048	6
Allowance for loan losses	25,282	25,596	(1)			25,282	21,620	17
Investment securities	944,892	792,909	19			944,892	810,094	17
Total deposits	2,231,291	2,243,932	(1)			2,231,291	2,071,574	8
Core deposits	2,176,376	2,185,270	—			2,176,376	2,028,338	7
Stockholders' equity	235,387	231,822	2			235,387	220,020	7
Capital:
Total stockholders' equity to assets		9.13%				8.93%	9.09%
Leverage ratio		10.18				9.61	9.99
Risk based capital ratios:
Tier 1		14.50				13.97	14.11
Total Capital		15.76				15.22	15.36
Performance Ratios:
Cost of funds	0.39%	0.45%		0.61%		0.46%	0.69%
Deposit cost of funds	0.32	0.35		0.50		0.37	0.59
Net interest margin	3.62	3.75		3.73		3.74	3.73
Return on average assets	0.54	0.32		0.41		0.44	0.01
Return on total stockholders' average equity	5.89	3.44		4.48		4.76	0.13
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.65%	0.81%		1.39%		0.44%	1.43%
Nonperforming assets to total period-end assets	1.33	1.67				1.33	1.73
Allowance for loan losses to total period-end loans	1.65	1.70				1.65	1.50
Allowance for loan losses to period-end nonperforming loans	77	68				77	62
Nonperforming assets to capital and allowance	13	16				13	17

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(in thousands, except share and per share amounts)	2012	2011

Assets
Cash and due from banks	$56,582	$46,998
Federal funds sold	—	8,075
Cash and cash equivalents	56,582	55,073
Securities, available for sale at fair value	675,109	613,459
Securities, held to maturity at cost (fair value 2012: $273,671; 2011: $199,857 )	269,783	196,635
Loans, held for sale	15,183	9,359
Loans receivable, net of allowance for loan losses (allowance 2012: $25,282; 2011: $21,620)	1,503,515	1,415,048
Restricted investments in bank stock	15,450	16,802
Premises and equipment, net	78,788	82,114
Other assets	20,465	32,729
Total assets	$2,634,875	$2,421,219

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$455,000	$397,251
Interest-bearing	1,776,291	1,674,323
Total deposits	2,231,291	2,071,574
Short-term borrowings	113,225	65,000
Long-term debt	40,800	49,200
Other liabilities	14,172	15,425
Total liabilities	2,399,488	2,201,199
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2012: 14,131,263; 2011: 14,125,346)	14,131	14,125
Surplus	157,305	156,184
Retained earnings	56,311	45,497
Accumulated other comprehensive income	7,240	3,814
Total stockholders' equity	235,387	220,020
Total liabilities and stockholders' equity	$2,634,875	$2,421,219

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income
Loans receivable, including fees:
Taxable	$17,841	$17,951	$71,760	$71,307
Tax-exempt	935	1,018	3,628	4,020
Securities:
Taxable	5,136	5,755	21,468	22,362
Tax-exempt	184	1	451	1
Federal funds sold	—	1	1	5
Total interest income	24,096	24,726	97,308	97,695
Interest Expense
Deposits	1,777	2,599	7,701	11,443
Short-term borrowings	33	45	203	439
Long-term debt	452	692	2,206	2,814
Total interest expense	2,262	3,336	10,110	14,696
Net interest income	21,834	21,390	87,198	82,999
Provision for loan losses	2,150	3,350	10,100	20,592
Net interest income after provision for loan losses	19,684	18,040	77,098	62,407
Noninterest Income
Service charges, fees and other operating income	7,586	6,915	28,372	27,773
Gains on sales of loans	267	231	1,220	2,728
Total fees and other income	7,853	7,146	29,592	30,501
Net impairment loss on investment securities	—	(9)	(649)	(324)
Net gains on sales of securities	92	—	1,051	350
Debt prepayment charge	(140)	(75)	(140)	(75)
Total noninterest income	7,805	7,062	29,854	30,452
Noninterest Expenses
Salaries and employee benefits	10,516	9,572	41,241	40,318
Occupancy and equipment	3,379	3,551	13,281	14,620
Advertising and marketing	623	776	1,870	2,016
Data processing	3,707	3,719	13,590	14,211
Regulatory assessments and related costs	541	782	4,063	3,638
Foreclosed real estate	(208)	230	1,335	2,275
Other	3,928	3,101	15,764	16,936
Total noninterest expenses	22,486	21,731	91,144	94,014
Income (loss) before taxes	5,003	3,371	15,808	(1,155)
Provision (benefit) for federal income taxes	1,547	888	4,914	(1,444)
Net income	$3,456	$2,483	$10,894	$289
Net Income per Common Share
Basic	$0.24	$0.18	$0.77	$0.02
Diluted	0.24	0.18	0.77	0.02
Average Common and Common Equivalent Shares Outstanding
Basic	14,129	14,075	14,128	13,919
Diluted	14,129	14,075	14,128	13,919

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	December 31, 2012			September 30, 2012			December 31, 2011			December 31, 2012			December 31, 2011
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$832,655	$5,136	2.47%	$755,138	$5,094	2.70%	$805,467	$5,754	2.86%	$796,306	$21,468	2.70%	$744,903	$22,362	3.00%
Tax-exempt	29,818	283	3.78	24,572	225	3.67	156	2	4.29	18,189	693	3.81	39	2	4.26
Total securities	862,473	5,419	2.51	779,710	5,319	2.73	805,623	5,756	2.86	814,495	22,161	2.72	744,942	22,364	3.00
Federal funds sold	—	—	—	—	—	—	7,547	—	0.02	2,696	1	0.05	9,176	5	0.05
Total loans receivable	1,517,395	19,279	4.99	1,507,731	19,491	5.08	1,446,084	19,494	5.30	1,489,787	77,342	5.13	1,448,056	77,398	5.29
Total earning assets	$2,379,868	$24,698	4.09%	$2,287,441	$24,810	4.28%	$2,259,254	$25,250	4.41%	$2,306,978	$99,504	4.27%	$2,202,174	$99,767	4.49%
Sources of Funds
Interest-bearing deposits:
Regular savings	$407,906	$334	0.33%	$408,213	$367	0.36%	$359,966	$364	0.40%	$398,242	$1,422	0.36%	$336,720	$1,446	0.43%
Interest checking and money market	1,130,917	896	0.31	1,043,502	889	0.34	1,056,840	1,202	0.45	1,050,664	3,799	0.36	967,982	5,433	0.56
Time deposits	145,820	499	1.36	151,313	533	1.40	196,431	960	1.94	157,238	2,262	1.44	206,178	4,272	2.07
Public funds time	56,661	48	0.34	59,610	53	0.36	56,057	73	0.51	54,333	218	0.40	54,824	292	0.53
Total interest-bearing deposits	1,741,304	1,777	0.41	1,662,638	1,842	0.44	1,669,294	2,599	0.62	1,660,477	7,701	0.46	1,565,704	11,443	0.73
Short-term borrowings	60,398	33	0.22	69,041	43	0.24	74,279	45	0.24	86,333	203	0.23	127,975	439	0.34
Long-term debt	43,083	452	4.18	49,200	592	4.80	53,100	692	5.20	47,662	2,206	4.62	48,935	2,814	5.74
Total interest-bearing liabilities	1,844,785	2,262	0.49	1,780,879	2,477	0.55	1,796,673	3,336	0.74	1,794,472	10,110	0.56	1,742,614	14,696	0.84
Demand deposits (noninterest-bearing)	448,799			417,079			377,942			420,181			373,494
Sources to fund earning assets	2,293,584	2,262	0.39	2,197,958	2,477	0.45	2,174,615	3,336	0.61	2,214,653	10,110	0.46	2,116,108	14,696	0.69
Noninterest-bearing funds (net)	86,284			89,483			84,639			92,325			86,066
Total sources to fund earning assets	$2,379,868	$2,262	0.38%	$2,287,441	$2,477	0.43%	$2,259,254	$3,336	0.59%	$2,306,978	$10,110	0.44%	$2,202,174	$14,696	0.67%

Net interest income and margin on a tax- equivalent basis		$22,436	3.71%		$22,333	3.85%		$21,914	3.82%		$89,394	3.83%		$85,071	3.82%
Tax-exempt adjustment		602			555			524			2,196			2,072
Net interest income and margin		$21,834	3.62%		$21,778	3.75%		$21,390	3.73%		$87,198	3.74%		$82,999	3.73%

Other Balances:
Cash and due from banks	$68,727			$56,959			$43,925			$52,825			$43,868
Other assets	92,832			96,105			103,391			97,580			103,474
Total assets	2,541,427			2,440,505			2,406,570			2,457,383			2,349,516
Other liabilities	14,504			12,128			11,833			13,958			17,750
Stockholders' equity	233,339			230,419			220,122			228,772			215,658

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2012	2011	2012	2011

Balance at beginning of period	$25,596	$23,307	$21,620	$21,618
Provisions charged to operating expenses	2,150	3,350	10,100	20,592
	27,746	26,657	31,720	42,210
Recoveries of loans previously charged-off:
Commercial and industrial	11	82	227	156
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	—	59	7	60
Commercial construction and land development	3	11	517	11
Commercial real estate	12	5	97	15
Residential	—	39	4	68
Consumer	2	82	67	135
Total recoveries	28	278	919	445
Loans charged-off:
Commercial and industrial	(1,354)	(3,123)	(2,302)	(7,945)
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	(680)	—	(772)	(254)
Commercial construction and land development	(155)	(1,715)	(1,378)	(10,629)
Commercial real estate	(2)	(175)	(1,853)	(852)
Residential	(45)	(41)	(308)	(188)
Consumer	(256)	(261)	(744)	(1,167)
Total charged-off	(2,492)	(5,315)	(7,357)	(21,035)
Net charge-offs	(2,464)	(5,037)	(6,438)	(20,590)
Balance at end of period	$25,282	$21,620	$25,282	$21,620
Net charge-offs (annualized) as a percentage of average loans outstanding	0.65%	1.39%	0.44%	1.43%
Allowance for loan losses as a percentage of period-end loans	1.65%	1.50%	1.65%	1.50%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of December 31, 2012 and for the preceding four quarters (dollar amounts in thousands).

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$11,289	$17,133	$16,631	$9,689	$10,162
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	3,119	3,230	3,275	2,920	2,895
Commercial construction and land development	6,300	6,826	4,002	6,623	8,511
Commercial real estate	5,659	4,571	6,174	7,771	7,820
Residential	3,203	3,149	3,233	3,412	2,912
Consumer	2,846	2,304	2,123	2,055	1,829
Total nonaccrual loans	32,416	37,213	35,438	32,470	34,129
Loans past due 90 days or more and still accruing	220	704	154	8	692
Total nonperforming loans	32,636	37,917	35,592	32,478	34,821
Foreclosed assets	2,467	4,391	4,032	6,668	7,072
Total nonperforming assets	$35,103	$42,308	$39,624	$39,146	$41,893

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$13,247	$14,283	$7,924	$10,295	$10,075
Accruing TDRs	19,559	20,424	17,818	15,899	12,835
Total TDRs	$32,806	$34,707	$25,742	$26,194	$22,910

Nonperforming loans to total loans	2.13%	2.52%	2.38%	2.21%	2.42%

Nonperforming assets to total assets	1.33%	1.67%	1.62%	1.58%	1.73%

Nonperforming loan coverage	77%	68%	73%	73%	62%

Allowance for loan losses as a percentage of total period-end loans	1.65%	1.70%	1.75%	1.61%	1.50%

Nonperforming assets / capital plus allowance for loan losses	13%	16%	16%	16%	17%